Exhibit 99.1
ENSON ASSETS LIMITED

ENSON ASSETS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2009 AND 2010 (UNAUDITED)

	Six Months Ended September 30,
	2009	2010
	HK$'000	HK$'000
Revenues	603,973	792,404
Cost of revenues	(468,873)	(592,241)

Gross profit	135,100	200,163
Investment income	185	711
Other income	4,714	1,954
Administrative expenses	(29,095)	(31,101)
Distribution expenses	(10,509)	(13,239)
Research and development costs	(6,093)	(10,438)
Other expenses	(201)	(213)
Other gains and losses	352	(694)
Finance costs — interest on bank borrowings wholly repayable within five years	(263)	(323)

Profit before tax	94,190	146,820
Taxation expense	(15,930)	(30,264)

Profit for the period and attributable to the owners of the Company	78,260	116,556

Other comprehensive income
Exchange difference arising on translation of foreign operations	139	3,199

Total comprehensive income for the period and attributable to the owners of the Company	78,399	119,755

ENSON ASSETS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AT MARCH 31, 2010 AND SEPTEMBER 30, 2010 (UNAUDITED)

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Non-current assets
Property, plant and equipment	343,885	337,807
Buildings under construction	—	7,548
Prepaid lease payments	3,894	3,911
Club debenture	885	885
Deposit on property, plant and equipment acquisition	1,840	3,218
Deferred tax assets	22,034	21,847

	372,538	375,216

Current assets
Inventories	149,995	181,275
Trade receivables, deposits and prepayments	205,798	314,538
Prepaid lease payments	82	90
Loan to a related company	93,166	—
Amounts due from related companies	433	—
Amount due from holding company	52	9,984
Derivative financial instruments	1,101	495
Cash and cash equivalents	183,682	185,573

	634,309	691,955

Current liabilities
Trade creditors and accrued charges	343,971	380,403
Bills payable	17,341	21,529
Amount due to a director	1,804	—
Amount due to a related company	6,119	10,104
Derivative financial instruments	633	125
Bank borrowings — due within one year	16,421	12,316
Tax payable	29,396	44,499

	415,685	468,976

Net current assets	218,624	222,979

Total assets less current liabilities	591,162	598,195

Non-current liability
Deferred tax liabilities	7,442	14,687

Net assets	583,720	583,508

Capital and reserves
Share capital	470	470
Reserves	583,250	583,038

Equity attributable to equity holders of the Company	583,720	583,508

ENSON ASSETS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2009 AND 2010 (UNAUDITED)

	Share	Share	Statutory	Translation	Accumulated
	capital	premium	reserve	reserve	profits	Total
	HK$'000	HK$'000	HK$'000	HK$'000	HK$'000	HK$
Balance at April 1, 2009	470	81,747	15,388	(4,004)	337,107	430,708
Profit for the period	—	—	—	—	78,260	78,260
Exchange differences arising on translation of foreign operations	—	—	—	139	—	139

Total comprehensive income for the period	—	—	—	139	78,260	78,399

Balance at September 30, 2009	470	81,747	15,388	(3,865)	415,367	509,107

Balance at April 1, 2010	470	81,747	23,383	(3,727)	481,847	583,720

Profit for the period	—	—	—	—	116,556	116,556
Exchange differences arising on translation of foreign operations	—	—	—	3,199	—	3,199

Total comprehensive income for the period	—	—	—	3,199	116,556	119,755

Dividends paid	—	—	—	—	(119,967)	(119,967)

Balance at September 30, 2010	470	81,747	23,383	(528)	478,436	583,508

ENSON ASSETS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2009 AND 2010 (UNAUDITED)

	Six Months Ended
	September 30,
	2009	2010
	HK$'000	HK$'000
Cash provided by operating activities:
Net cash from operating activities	74,011	65,560

Cash used for investing activities:
Repayment from related company	1,500	93,166
Purchase of property, plant and equipment	(9,662)	(14,870)
Advance to holding company	—	(9,932)
Payment of building under construction	(1,939)	(7,548)
Other investing cash flows	2,485	(155)

Net cash (used for) from investing activities	(7,616)	60,661

Cash used for financing activities:
Dividends paid	—	(119,967)
Repayment of bank loans	(4,106)	(4,105)
Repayment to a director	—	(1,804)

Net cash used for financing activities	(4,106)	(125,876)

Effect of exchange rate changes on cash	15	1,546

Net increase in cash and cash equivalents	62,304	1,891
Cash and cash equivalents at beginning of period	110,504	183,682

Cash and cash equivalents at end of period	172,808	185,573

ENSON ASSETS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”). In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments which are necessary for a fair presentation of financial results of such periods. As used herein, the terms “Group,” “we,” “us” and “our” refer to Enson Assets Limited and its subsidiaries, unless the context indicates to the contrary.
Purpose of consolidated financial statements
These unaudited condensed consolidated financial statements have been prepared for the special purpose of filing with the United States Securities and Exchange Commission in compliance with Rule 3-05 of Regulation S-X and Form 8-K under the Securities Exchange Act of 1934. This filing requirement is based on the Company being a significant business acquired by Universal Electronics Inc. (“UEI”).
2. Principal Accounting Policies
The accompanying unaudited condensed consolidated financial statements have been prepared on the historical cost basis, except for certain financial instruments, which are measured at fair values.
The accounting policies used in the unaudited condensed consolidated financial statements are consistent with those followed on the Company’s annual consolidated financial statements for the years ended March 31, 2008, 2009 and 2010, except for the adoption of new and revised International Financial Reporting Standards (“IFRS”) issued by the IASB which are effective for the Group for accounting periods beginning on or after April 1, 2010. The adoption of the new and revised IFRS had no material impact on the Group’s results and financial position for the current or prior periods.
The Group has not early applied new and revised standards, amendments or interpretations that have been issued but are not yet effective. The directors of the Company anticipate that, except for IFRS 9 Financial Instruments, the application of other new and revised standards, amendments or interpretations will have no material impact on the results and the financial position of the Group.
IFRS 9 Financial Instruments introduces new requirements for the classification and measurement of financial assets and will be effective from 1 January 2013, with earlier application permitted. The standard requires all recognised financial assets that are within the scope of IAS 39 Financial Instruments: Recognition and Measurement to be measured at either amortised cost or fair value. Specifically, debt investments that (i) are held within a business model whose objective is to collect the contractual cash flows and (ii) have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortised cost. All other debt investments and equity investments are measured at fair value. The application of IFRS 9 might affect the classification and measurement of the Group’s financial assets.

3. Profit before tax
Profit before tax has been arrived at after charging (crediting):

	Six Months Ended
	September 30,
	2009	2010
	HK$'000	HK$'000
Allowance for inventories	—	412
Depreciation	24,844	26,220
Amortisation of prepaid lease payments	13	46

Total depreciation and amortisation	24,857	26,266

4. Taxation expense
The Group utilises the estimated annual effective tax rate to determine the provision for income taxes for interim periods. The income tax provision is computed by taking the estimated annual effective tax rate and multiplying it by the year-to-date pre-tax book income. The Group recorded income tax expense of approximately HK$15.9 million and HK$30.3 million for the six months ended September 30, 2009 and 2010, respectively. The effective tax rate was 16.9% and 20.6% during the six months ended September 30, 2009 and 2010, respectively.
5. Dividend
In June 2010, the Group paid a cash dividend in the amount of approximately HK$120.0 million to the shareholders.
6. Movements in Property, Plant and Equipment and Buildings under Construction
During the period, the Group spent approximately HK$11.6 million and HK$22.4 million for the six months ended September 30, 2009 and 2010, respectively on acquisition of property, plant and equipment and buildings under construction.
7. Inventories

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Raw materials	85,019	99,680
Work in process	34,042	33,920
Finished goods	30,934	47,675

Inventories, net	149,995	181,275

8. Trade Receivables, Deposits and Prepayments
Trade receivables, deposits and prepayments consisted of the following on March 31, 2010 and September 30, 2010:

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Trade receivables	$197,026	300,242
Less: Allowance for bad and doubtful debts	(1,496)	(1,500)

Total Trade receivables	195,530	298,742
Other receivables, deposits and prepayments	10,268	15,796

Trade receivables, deposits and prepayments	205,798	314,538

9. Loan to a Related Party
The loan to a related party at March 31, 2010 represents the loan to New Reward Limited denominated in United States dollars (“USD”). The loan was neither past due nor impaired, and no history of default was noted. The loan was unsecured, bore interest at Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.75% per annum and was fully payable by January 6, 2011. The loan was fully paid on June 2010. New Reward Limited was related to the Group, as a director of the Company was also a director of and has beneficial interest in this company as at March 31, 2010.
10. Amounts Due from Related Companies

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Name of company
Gemstar Asia Limited	24	—
New Reward Limited	409	—

	433	—

The amounts due from related parties are unsecured, interest free and repayable on demand and mainly represent interest receivable for loan to a related company. These companies are related to the Group as certain directors of the Company are also directors of and have beneficial interests in these companies.
11. Trade Creditors and Accrued Charges

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Trade payables	132,606	152,433
Accrual for social security contribution	116,458	125,245
Accrual for long service payment	23,295	21,281
Accrual charges	55,560	65,527
Receipt in advance	16,052	15,917

Total trade creditors and accrued charges	343,971	380,403

12. Amount Due to a Director
The amount due to a director was unsecured, interest free and repayable on demand. The amount has been fully repaid in May 2010.

13. Amount Due to a Related Party
The amount due to a related party at March 31, 2010 and September 30, 2010 represent amount due to Hangzhou Youcheng Electron Co., Ltd. for purchases made from this company. The amount is unsecured and interest free. A director of the Company has beneficial interest in this company.
14. Derivatives Financial Instruments
The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.
•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active market for identical assets or liabilities.
•	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).
•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).
The Group’s financial assets at FVTPL and financial liabilities at FVTPL consist of foreign currency forward contracts and are categorized into Level 2. There has been no transfer between Level 1 and Level 2 of the financial instruments at FVTPL throughout the six months ended September 30, 2009 and 2010 and the details are as follows:

		March 31,	September 30,
Description	Category	2010	2010
		HK$'000	HK$'000
Financial assets at FVTPL
Foreign currency forward contracts	Level 2	1,101	495
Financial liabilities at FVTPL
Foreign currency forward contracts	Level 2	633	125
15. Capital Commitments

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Contracted for but not provided in the consolidated financial statements in respect of acquisition of property, plant and equipment	8,173	66,446
Authorised but not contracted for in the consolidated financial statements in respect of acquisition of property, plant and equipment	19,927	383,936

Total capital commitments	28,100	450,382

16. Operating Lease Commitments
At the end of the reporting period, the Group had commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

	March 31,	September 30,
	2010	2010
	HK$'000	HK$'000
Within one year	622	229

Operating lease payments represented rentals payable by the Group for certain of its office properties. Leases negotiated for one to two years and rental was fixed during the lease term.

17. Related Party Transactions
Same as disclosed elsewhere, the Group also entered into the following significant transactions with related companies during the six months ended September 30, 2009 and 2010:

			Six months ended
			September 30,
Name of related company	Note	Nature of transactions	2009	2010
			HK$'000	HK$'000
Hangzhou Youcheng Electron Co. Ltd.	(i)	Purchases	20,773	27,211
New Reward Limited	(i)	Interest income	—	298
Guangzhou Newshengtong Technology Co., Ltd.	(i)	Software maintenance	7	7
		expenses

Note:

(i)	Certain directors of the Company are also directors of and have beneficial interests in these companies.
At March 31, 2010 and September 30, 2010, a director of the Company has provided personal guarantee of HK$109,500,000 and HK$109,500,000, respectively to banks in respect of general facilities granted to a subsidiary. Such personal guarantee has been reduced to approximately HK$100,500,000 at the date of this report.
Compensation of key management personnel
The remuneration of key management members of the Group during the six months ended September 30, 2009 and 2010 was as follows:

	2009	2010
	HK$'000	HK$'000
Short-term benefits	1,027	1,459

The remuneration of executives is determined by the directors of the Company having regard to the performance of individuals and market trends.
18. Events After The Reporting Period
The unaudited condensed consolidated financial statements were approved and authorised for issuance by the board of directors on January 18, 2011. The following events occurred subsequent to September 30, 2010:
On November 3, 2010, CG International Holdings Limited entered into an agreement with UEI Hong Kong Private Limited, a wholly owned subsidiary of UEI, to dispose of its entire 100% interest in the Company to UEI Hong Kong Private Limited, for a total consideration of approximately US$125.8 million, to be satisfied in cash and UEI’s common stock. The transaction was consummated as of November 3, 2010.

ENSON ASSETS LIMITED
(Incorporated in the British Virgin Islands with
limited liability)
Report and Consolidated Financial Statements
For the years ended 31 March, 2008, 2009 and 2010

ENSON ASSETS LIMITED
REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH, 2008, 2009 AND 2010

INDEPENDENT AUDITOR’S REPORT
TO THE DIRECTORS OF ENSON ASSETS LIMITED

(Incorporated in the British Virgin Islands with limited liability)
We have audited the accompanying consolidated statements of financial position of Enson Assets Limited (the “Company”) and its subsidiaries (the “Group”) as of 31 March 2008, 2009 and 2010, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, all expressed in Hong Kong dollars. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 March 2008, 2009, and 2010, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong, 18 January 2011

ENSON ASSETS LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED 31 MARCH, 2008, 2009 AND 2010

	NOTES	2008	2009	2010
		HK$	HK$	HK$
Revenues	5	1,036,670,252	1,037,699,713	1,164,233,090
Cost of revenues		(845,566,646)	(895,902,559)	(899,188,232)

Gross profit		191,103,606	141,797,154	265,044,858
Investment income	6	1,750,673	1,424,227	951,166
Other income	7	7,362,398	17,061,301	24,845,894
Administrative expenses		(49,766,230)	(59,641,627)	(63,195,210)
Distribution expenses		(25,302,234)	(20,853,933)	(22,170,008)
Research and development costs	9	(14,480,741)	(15,249,844)	(16,363,469)
Other expenses		(11,286,200)	(2,130,820)	(402,724)
Other gains and losses	8	16,181,770	5,523,003	1,558,946
Finance costs — interest on bank borrowings wholly repayable within five years		(4,256,898)	(2,220,682)	(539,221)
Loss on disposal of interest in a subsidiary		(445,652)	—	—

Profit before tax	9	110,860,492	65,708,779	189,730,232
Taxation expense	10	(18,023,552)	(6,894,275)	(36,994,448)

Profit for the year and attributable to the owners of the Company		92,836,940	58,814,504	152,735,784

Other comprehensive income
Exchange difference arising on translation of foreign operations		(1,910,050)	(1,108,215)	276,828
Exchange difference realised upon disposal of interest in a subsidiary		(247,473)	—	—

		(2,157,523)	(1,108,215)	276,828

Total comprehensive income for the year and attributable to the owners of the Company		90,679,417	57,706,289	153,012,612

ENSON ASSETS LIMITED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT 31 MARCH 2008, 2009 AND 2010

	NOTES	2008	2009	2010
		HK$	HK$	HK$
Non-current assets
Property, plant and equipment	11	317,905,419	338,423,031	343,884,984
Buildings under construction	12	2,295,981	9,041,951	—
Prepaid lease payments	13	998,583	1,241,414	3,894,186
Club debenture	14	885,000	885,000	885,000
Deposit on property, plant and equipment acquisition		8,213,516	3,001,209	1,839,729
Deferred tax assets	15	22,991,974	27,947,036	22,034,495

		353,290,473	380,539,641	372,538,394

Current assets
Inventories	16	127,880,885	85,698,647	149,995,066
Trade receivables, deposits and prepayments	17	171,828,798	162,125,376	205,797,409
Prepaid lease payments	13	19,416	26,780	81,460
Loan to a related company	18	—	—	93,165,600
Amounts due from related companies	19	1,547,382	1,550,631	433,315
Amount due from holding company	33	—	—	52,332
Derivative financial instruments	20	3,667,863	1,529,352	1,101,342
Short-term bank deposits	21	46,465,467	58,128,750	17,060,965
Bank balances and cash	21	55,870,626	52,375,747	166,621,468

		407,280,437	361,435,283	634,308,957

Current liabilities
Trade creditors and accrued charges	22	259,375,489	260,104,761	343,970,695
Bills payable	22	10,059,279	5,573,562	17,340,339
Amount due to a director	23	—	—	1,804,400
Amount due to a related company	24	—	3,991,423	6,119,448
Derivative financial instruments	20	3,167,855	1,074,946	633,277
Bank borrowings — due within one year	25	92,042,105	24,631,579	16,421,053
Tax payable		15,471,585	7,967,767	29,395,641

		380,116,313	303,344,038	415,684,853

Net current assets		27,164,124	58,091,245	218,624,104

Total assets less current liabilities		380,454,597	438,630,886	591,162,498

Non-current liability
Deferred tax liabilities	15	7,453,000	7,923,000	7,442,000

Net assets		373,001,597	430,707,886	583,720,498

Capital and reserves
Share capital	26	469,755	469,755	469,755
Reserves		372,531,842	430,238,131	583,250,743

Equity attributable to equity holders of the Company		373,001,597	430,707,886	583,720,498

ENSON ASSETS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED 31 MARCH, 2008, 2009 AND 2010

	Share	Share	Statutory	Translation	Accumulated
	capital	premium	reserve	reserve	profits	Total
	HK$	HK$	HK$	HK$	HK$	HK$
Balance at 1 April 2007	469,755	81,746,638	6,656,268	(738,442)	194,187,961	282,322,180
Profit for the year	—	—	—	—	92,836,940	92,836,940
Exchange differences arising on translation of foreign operations	—	—	—	(1,910,050)	—	(1,910,050)
Realised upon disposal of interest in a subsidiary	—	—	—	(247,473)	—	(247,473)

Total comprehensive income for the year	—	—	—	(2,157,523)	92,836,940	90,679,417

Transfer	—	—	3,816,211	—	(3,816,211)	—

Balance at 31 March 2008 and 1 April 2008	469,755	81,746,638	10,472,479	(2,895,965)	283,208,690	373,001,597

Profit for the year	—	—	—	—	58,814,504	58,814,504
Exchange differences arising on translation of foreign operations	—	—	—	(1,108,215)	—	(1,108,215)

Total comprehensive income for the year	—	—	—	(1,108,215)	58,814,504	57,706,289

Transfer	—	—	4,915,606	—	(4,915,606)	—

Balance at 31 March 2009 and 1 April 2009	469,755	81,746,638	15,388,085	(4,004,180)	337,107,588	430,707,886

Profit for the year	—	—	—	—	152,735,784	152,735,784
Exchange differences arising on translation of foreign operations	—	—	—	276,828	—	276,828

Total comprehensive income for the year	—	—	—	276,828	152,735,784	153,012,612

Transfer	—	—	7,995,655	—	(7,995,655)	—

Balance at 31 March 2010	469,755	81,746,638	23,383,740	(3,727,352)	481,847,717	583,720,498

Statutory reserve which consists of appropriations from the profit after taxation of the subsidiaries established in People’s Republic of China (the “PRC”), forms part of shareholders’ equity of the PRC subsidiaries. In accordance with the PRC Company Law and the Articles of Association of the PRC subsidiaries, these PRC subsidiaries are required to appropriate an amount equal to a minimum of 10% of their profits after taxation each year to a statutory reserve.

ENSON ASSETS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED 31 MARCH, 2008, 2009 AND 2010

	NOTE	2008	2009	2010
		HK$	HK$	HK$
OPERATING ACTIVITIES
Profit before tax		110,860,492	65,708,779	189,730,232
Adjustments for:
Depreciation		33,809,283	46,902,341	50,385,472
Allowance for inventories		11,072,802	7,214,932	2,522,564
Allowance for bad and doubtful debts		10,704,550	1,635,410	—
Unrealised exchange gain		(8,008,195)	(667,867)	(152,745)
Interest on bank borrowings wholly repayable within five years		4,256,898	2,220,682	539,221
Loss on disposal of interest in a subsidiary		445,652	—	—
Amortisation of prepaid lease payments		20,042	22,161	26,293
Investment income		(1,750,673)	(1,424,227)	(951,166)
Gain on disposal of property, plant and equipment		(72,554)	(66,427)	(460,078)

Operating cash flows before movements in working capital		161,338,297	121,545,784	241,639,793
(Increase) decrease in inventories		(52,957,240)	37,536,823	(66,570,363)
(Increase) decrease in trade receivables, deposits and prepayments		(52,413,845)	7,841,280	(43,645,298)
Decrease in bills receivable		1,074,326	—	—
(Increase) decrease in derivative financial instrument assets		(3,667,863)	2,138,511	428,010
Increase (decrease) in trade creditors and accrued charges		78,603,760	(10,104,900)	83,038,018
Increase (decrease) in bills payable		3,883,510	(4,485,717)	11,766,777
Increase in amount due to a related company		—	3,991,423	2,115,313
Increase (decrease) in derivative financial instruments liabilities		3,167,855	(2,092,909)	(441,669)

Cash generated from operations		139,028,800	156,370,295	228,330,581
Income taxes paid		(10,620,550)	(18,584,530)	(10,077,207)
Interest paid		(4,256,898)	(2,220,682)	(539,221)

NET CASH FROM OPERATING ACTIVITIES		124,151,352	135,565,083	217,714,153

INVESTING ACTIVITIES
Loan advance to a related company		—	—	(93,165,600)
Purchase of property, plant and equipment		(81,049,035)	(49,801,460)	(31,755,814)
Payment of buildings under construction		(38,959,978)	(10,346,884)	(11,309,687)
Payment of prepaid lease payments		—	(249,433)	(2,729,754)
Payment of deposit paid for property, plant and equipment acquisition		(8,213,516)	(3,001,209)	(1,839,729)
Interest received		1,750,673	1,424,227	951,166
Proceeds from disposal of property, plant and equipment		921,793	82,765	555,817
Disposal of interest in a subsidiary	29	(2,130,864)	734,000	—
Repayment from (advance to) related companies		215,187	(3,249)	1,117,316

NET CASH USED IN INVESTING ACTIVITIES		(127,465,740)	(61,161,243)	(138,176,285)

FINANCING ACTIVITIES
Repayment of bank loans		(12,957,895)	(67,410,526)	(8,210,526)
Advance from a director		—	—	1,804,400
New bank loan raised		60,000,000	—	—

NET CASH FROM (USED IN) FINANCING ACTIVITIES		47,042,105	(67,410,526)	(6,406,126)

NET INCREASE IN CASH AND CASH EQUIVALENTS		43,727,717	6,993,314	73,131,742
CASH AND CASH EQUIVALENTS AT 1ST APRIL		57,044,784	102,336,093	110,504,497
EFFECT OF FOREIGN EXCHANGE RATE CHANGES		1,563,592	1,175,090	46,194

CASH AND CASH EQUIVALENTS AT 31ST MARCH		102,336,093	110,504,497	183,682,433

ANALYSIS OF THE BALANCES OF CASH AND CASH EQUIVALENTS
Short term bank deposits		46,465,467	58,128,750	17,060,965
Bank balances and cash		55,870,626	52,375,747	166,621,468

		102,336,093	110,504,497	183,682,433

ENSON ASSETS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH, 2008, 2009 AND 2010

1.	GENERAL
The Company is a private limited company incorporated in the British Virgin Islands (“BVI”) with its registered office at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands. The address of principal place of business is located at Unit A, 15/F, Gemston Tower, 23 Man Lok Street, Hung Hom, Kowloon, Hong Kong. Prior to 3 November 2010, its immediate and ultimate holding company is CG International Holdings Limited (“CG International”), a private limited liability company incorporated in Cayman Islands. On 3 November 2010, CG International sold its entire interest in the Company to UEI Hong Kong Private Limited, a limited liability company incorporated in Hong Kong and a wholly owned subsidiary of Universal Electronics Inc. (“UEI”). UEI is a company incorporated under the laws of the State of Delaware in the United States of America and UEI has became the Company’s ultimate holding company since then.
The principal activity of the Company is investment holding. The principal activities of its subsidiaries are set out in note 34.
The consolidated financial statements are presented in Hong Kong dollars (“HK$”), which is different from the functional currency of the Company, which is in United States dollars.
Purpose of consolidated financial statements
These consolidated financial statements have been prepared for the special purpose of filing with the United States Securities and Exchange Commission in compliance with Rule 3-05 of Regulation S-X and Form 8-K under the Securities Exchange Act of 1934. This filing requirement is based on the Company being a significant business acquired by UEI.
2.	APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRSs”)
The International Accounting Standards Board (“IASB”) has issued a number of new and revised International Accounting Standards (“IASs”), International Financial Reporting Standards (“IFRSs”), amendments and related Interpretations (“IFRICs”) (hereinafter collectively referred to as the “new IFRSs”) which are effective for the Company and its subsidiaries’ (collectively referred to as the “Group”) financial year beginning on 1 April 2009. For the purpose of preparing and presenting the financial statements, the Group has consistently adopted all these new IFRSs which are effective for the accounting period beginning on 1 April 2009 and throughout the years ended 31 March 2008, 2009 and 2010.

ENSON ASSETS LIMITED
2. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRSs”) — continued
At the date of issue of these financial statements, the IASB has issued the following new and revised standards, amendment and interpretations which are not yet effective during the years ended 31 March 2008, 2009 and 2010. The Group has not early adopted these standards, amendments and interpretations in the preparation of the financial statements for the years ended 31 March 2008, 2009 and 2010.

IFRSs (Amendments)	Amendments to IFRS 5 as part of Improvements to IFRSs 2008[1]
IFRSs (Amendments)	Improvements to IFRSs April 2009[2]
IFRSs (Amendments)	Improvements to IFRSs 2010[3]
IAS 24 (Revised)	Related Party Disclosures[7]
IAS 27 (Revised)	Consolidated and Separate Financial Statements[1]
IAS 32 (Amendments)	Classification of Rights Issues[5]
IAS 39 (Amendments)	Eligible Hedged Items[1]
IFRS 1 (Amendments)	Additional Exemptions for First-time Adopters[4]
IFRS 1 (Amendments)	Limited Exemption from Comparative IFRS 7 Disclosures for First-time Adopters[6]
IFRS 1 (Amendments)	Severe Hyperinflation and Removal of Fixed Dates for First-time Adopters[9]
IFRS 7 (Amendments)	Disclosures — Transfers of Financial Assets[9]
IFRS 2 (Amendments)	Group Cash-settled Share-based Payment Transactions[4]
IFRS 3 (Revised)	Business Combinations[1]
IFRS 9	Financial Instruments[8]
IAS 12 (Amendments)	Deferred Tax: Recovery of Underlying Assets[10]
IFRS 14 (Amendment)	Prepayments of a Minimum Funding Requirement[7]
IFRIC 17	Distributions of Non-cash Assets to Owners[1]
IFRIC 19	Extinguishing Financial Liabilities with Equity Instruments[6]

[1]	Effective for annual periods beginning on or after 1 July 2009

[2]	Amendments that are effective for annual periods beginning on or after 1 July 2009 and 1 January 2010, as appropriate

[3]	Effective for annual periods beginning on or after 1 July 2010 and 1 January 2011, as appropriate

[4]	Effective for annual periods beginning on or after 1 January 2010

[5]	Effective for annual periods beginning on or after 1 February 2010

[6]	Effective for annual periods beginning on or after 1 July 2010

[7]	Effective for annual periods beginning on or after 1 January 2011

[8]	Effective for annual periods beginning on or after 1 January 2013

[9]	Effective for annual periods beginning on or after 1 July 2011

[10]	Effective for annual periods beginning on or after 1 January 2012
The application of IFRS 3 (Revised) may affect the Group’s accounting for business combination for which the acquisition date is on or after 1 April 2010. IAS 27 (Revised) will affect the accounting treatment for changes in the Group’s ownership interest in a subsidiary.

ENSON ASSETS LIMITED
2. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRSs”) — continued
IFRS 9 Financial Instruments introduces new requirements for the classification and measurement of financial assets and financial liabilities and will be effective from 1 January 2013, with earlier application permitted. The Standard requires all recognised financial assets that are within the scope of IAS 39 Financial Instruments: Recognition and Measurement to be measured at either amortised cost or fair value. Specifically, debt investments that (i) are held within a business model whose objective is to collect the contractual cash flows and (ii) have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortised cost. All other debt investments and equity investments are measured at fair value. The application of IFRS 9 might affect the classification and measurement of the Group’s financial assets.
In relation to financial liabilities, the significant change relates to financial liabilities that are designated as at fair value through profit or loss. Specifically, under IFRS 9, for financial liabilities that are designated as at fair value through profit or loss, the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is presented in other comprehensive income, unless the presentation of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to a financial liability’s credit risk are not subsequently reclassified to profit or loss. Previously, under IAS 39, the entire amount of the change in the fair value of the financial liability designated as at fair value through profit or loss was presented in profit or loss.
The directors of the Company anticipate that the application of the other new and revised standards, amendments or interpretations will have no material impact on the consolidated financial statements.
3. SIGNIFICANT ACCOUNTING POLICIES
The consolidated financial statements have been prepared on the historical cost basis, except for certain financial instruments, which are measured at fair values, as explained in the accounting policies set out below.
The consolidated financial statements have been prepared in accordance with the following accounting policies which conform to IFRSs.
Basis of consolidation
The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries). Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.
The results of subsidiaries acquired or disposed of during the year are included in the consolidated statement of comprehensive income from the effective date of acquisition and up to the effective date of disposal, as appropriate.
Where necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those used by other members of the Group.
All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

ENSON ASSETS LIMITED
3.	SIGNIFICANT ACCOUNTING POLICIES — continued
Revenue recognition
Revenue is measured at fair value of the consideration received or receivable and represents amounts receivable for goods sold and service provided in the normal course of business, net of discount and sales related tax.
Revenue from sales of goods is recognised when goods are delivered, title has passed, there is persuasive evidence of an arrangement, the sales price is fixed or determinable and collectability is reasonably assured.
Tooling income is recognised when services are provided and accepted by customers.
Interest income from a financial asset is recognised when it is probable that the economic benefits will flow to the Group and the amount of revenue can be measured reliably.
Interest income from a financial asset is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts the estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.
Property, plant and equipment
Property, plant and equipment including land and buildings held for use in the production are stated at cost less subsequent accumulated depreciation and accumulated impairment losses, if any.
Depreciation is recognised so as to write off the cost of items of property, plant and equipment over their estimated useful lives and after taking into account of their estimated residual value, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.
An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.
Leasehold land and buildings under development for future owner-occupied purpose
When the leasehold land and buildings are in the course of development for production or for administrative purposes, the leasehold land component is classified as a prepaid lease payment and amortised over a straight-line basis over the lease term. During the construction period, the amortisation charge provided for the leasehold land is included as part of costs of buildings under construction. Buildings under construction are carried at cost, less any identified impairment losses. Depreciation of buildings commences when they are available for use (i.e. when they are in the location and condition necessary for them to be capable of operating in the manner intended by management).

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.
All other borrowing costs are recognised in profit or loss in the year in which they are incurred.
Leasing
Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.
The Group as lessee
Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.
In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.
Leasehold land and building
The land and building elements of a lease of land and building are considered separately for the purpose of lease classification, unless the lease payments cannot be allocated reliably between the land and building elements, in which case, the entire lease is generally treated as a finance lease and accounted for as property, plant and equipment. To the extent the allocation of the lease payments can be made reliably, leasehold interests in land are accounted for as operating leases and amortised over the lease term on a straight-line basis.
Foreign currencies
In preparing the financial statements of each individual group entity, transactions in currencies other than the functional currency of that entity (foreign currencies) are recorded in the respective functional currency (i.e. the currency of the primary economic environment in which the entity operates) at the rates of exchanges prevailing on the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Foreign currencies — continued
Exchange differences arising on the settlement of monetary items, and on the re-translation of monetary items, are recognised in profit or loss in the period in which they arise.
For the purposes of presenting the consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated into the presentation currency of the Group (i.e. Hong Kong dollars) at the rate of exchange prevailing at the end of the reporting period, and their income and expenses are translated at the average exchange rates for the year, unless exchange rates fluctuate significantly during the year, in which case, the exchange rates prevailing at the dates of transactions are used. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity under the heading the translation reserve. Such exchange differences are reclassified to profit or loss in the period in which the foreign operation is disposed.
Research and development expenditure
Expenditure on research activities is recognised as an expense in the period in which it is incurred.
Retirement benefits costs
Payments to the Group’s defined contribution retirement benefit plans, including Mandatory Provident Fund Scheme and state-managed retirement benefit schemes, are charged as an expense when employees have rendered services entitling them to the contributions.
Taxation
Income tax expense represents the sum of the tax currently payable and deferred tax.
The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the consolidated statement of comprehensive income because it excludes items of income and expense that are taxable or deductible in other years and it further excludes items that are never taxable nor deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.
Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary difference to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Taxation — continued
Deferred tax liabilities are recognised for taxable temporary differences associated with investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.
The carrying amount of deferred tax assets is reviewed at the end of the reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realised, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is recognised in profit or loss, except when it relates to items that are recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity respectively.
Club debenture
Club debenture is related to a membership club for indefinite term. The balance is stated at cost, less any identified impairment losses.
Impairment loss on tangible and intangible assets
At the end of the reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If such indication exists, the recoverable amount of an asset is estimated in order to determine the extent of impairment loss, if any.
If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.
Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised as income immediately.
Inventories
Inventories are stated at the lower of cost and net realisable value. Cost is calculated using the weighted average method.

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Financial instruments
Financial assets and financial liabilities are recognised in the consolidated statement of financial position when a group entity becomes a party to the contractual provisions of the instrument. Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets at FVTPL are recognised immediately in profit or loss.
Financial assets
The Group’s financial assets are classified into financial assets at FVTPL and loans and receivables. All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. The accounting policies adopted in respect of each category of financial assets are set out below.
Effective interest method
The effective interest method is a method of calculating the amortised cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or, where appropriate, a shorter period to the net carrying amount on initial recognition.
Interest income is recognised on an effective interest basis for debt instruments other than those financial assets recognised as at FVTPL, of which interest income is included in net gains or losses.
Financial assets at fair value through profit or loss
The Group’s financial assets at FVTPL are financial assets held for trading.
A financial asset is classified as held for trading if:
•	it has been acquired principally for the purpose of selling in the near future; or

•	it is a part of an identified portfolio of financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

•	it is a derivative that is not designated and effective as a hedging instrument.
Financial assets at FVTPL are measured at fair value, with changes in fair value arising from remeasurements recognised directly in profit or loss in the period in which they arise.

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Financial instruments — continued
Financial assets - continued
Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables (including trade receivables, other receivables, loan to a related company, amounts due from related companies, amount due from holding company, short term bank deposits and bank balances and cash) are carried at amortised cost using the effective interest method, less any identified impairment losses (see accounting policy on impairment of financial assets below).
Impairment of financial assets
Financial assets, other than those at FVTPL, are assessed for indicators of impairment at the end of the reporting period. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial assets have been affected.
For loans and receivables, objective evidence of impairment could include:
•	significant financial difficulty of the issuer or counterparty; or

•	breach of contract, such as default or delinquency in interest or principal payments; or

•	it becoming probable that the borrower will enter bankruptcy or financial re-organisation.
For certain categories of financial asset, such as trade receivables, that are assessed not to be impaired individually are subsequently assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables could include the Group’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period, observable changes in economic conditions that correlate with default on receivables and the financial performance of the customers.
For financial assets carried at amortised cost, an impairment loss is recognised in profit or loss when there is objective evidence that the asset is impaired, and is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the original effective interest rate.
The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. Changes in the carrying amount of the allowance account are recognised in profit or loss. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited to profit or loss.
For financial assets carried at amortised cost, if, in a subsequent period, the amount of impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment losses was recognised, the previously recognised impairment loss is reversed through profit or loss to the extent that the carrying amount of the asset at the date the impairment is reversed does not exceed what the amortised cost would have been had the impairment not been recognised.

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Financial instruments — continued
Financial liabilities and equity
Financial liabilities and equity instruments issued by a group entity are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability and an equity instrument.
An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. The Group’s financial liabilities are generally classified into financial liabilities at FVTPL and other financial liabilities. The accounting policies adopted in respect of financial liabilities and equity instruments are set out below.
Effective interest method
The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant periods. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or where appropriate, a shorter period to the net carrying amount on initial recognition.
Interest expense is recognised on an effective interest basis for debt instruments other than those financial liabilities classified as at FVTPL, of which interest expense is included in net gains or losses.
Financial liabilities at fair value through profit or loss
The Group’s financial liabilities at FVTPL are financial liabilities held for trading.
A financial liability is classified as held for trading if:
•	it has been incurred principally for the purpose of repurchasing in the near future; or

•	it is a part of an identified portfolio of financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

•	it is a derivative that is not designated and effective as a hedging instrument.
Financial liabilities at FVTPL are measured at fair value, with changes in fair value arising on remeasurement recognised directly in profit or loss in the period in which they arise.
Other financial liabilities
Other financial liabilities including trade payables, bills payable, amount due to a director, amount due to a related company and bank borrowings are subsequently measured at amortised cost, using the effective interest method.
Equity instruments
Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

ENSON ASSETS LIMITED
3. SIGNIFICANT ACCOUNTING POLICIES — continued
Financial instruments — continued
Derivative financial instruments
Derivatives are initially recognised at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at the end of the reporting period. The resulting gain or loss is recognised in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship.
Derecognition
Financial assets are derecognised when the rights to receive cash flows from the assets expire or, the financial assets are transferred and the Group has transferred substantially all the risks and rewards of ownership of the financial assets. On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognised in other comprehensive income and accumulated in equity is recognised in profit or loss.
Financial liabilities are derecognised when the obligation specified in the relevant contract is discharged, cancelled or expires. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.
4. KEY SOURCES OF ESTIMATION UNCERTAINTY
In the application of the Group’s accounting policies, which are described in note 3, the directors of the Company are required to make estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

ENSON ASSETS LIMITED
4. KEY SOURCES OF ESTIMATION UNCERTAINTY — continued
Allowance for trade receivables
An allowance for bad and doubtful debts is made when there is objective evidence of impairment. A considerable amount of judgment is required in assessing the ultimate realisation of these receivables including current creditworthiness and the past collection history of each customer. If the financial condition of customers of the Group was to deteriorate resulting in an impairment of their ability to make payments, additional allowances may be required. The Group’s carrying value of trade receivables as at 31 March 2008, 2009 and 2010 was HK$162,179,605, HK$152,490,658 and HK$195,529,853, respectively (net of allowance for bad and doubtful debts as at 31 March 2008, 2009 and 2010 of HK$10,704,550, HK$2,527,542 and HK$1,495,623, respectively).
Inventory valuation method and impairment
Inventory is valued at the lower of cost and net realisable value. Cost is determined using the weighted average method. Market price is generally the merchandise selling price quoted from the market of similar items. The Group reviews its inventory levels in order to identify slow-moving and obsolete inventories, where the Group identifies items of inventory having a market price lower than its carrying amount, the Group estimates the amount of inventory loss as allowance for slow-moving inventories. Where the estimated amount of allowance for slow-moving inventories are higher than expected, the Group could be required to change the recorded value of its inventories. The Group’s carrying value of inventory as at 31 March 2008, 2009 and 2010 was HK$127,880,885, HK$85,698,647 and HK$149,995,066, respectively.
Depreciation
The Group depreciates the property, plant and equipment over their estimated useful lives, using straight-line method, at the rates ranging from 4% to 33 1/3% per annum. The estimated useful lives that the Group depreciates the property, plant and equipment reflect the directors’ estimate of the periods that the Group intends to derive future economic benefits from the use of the assets. For any instance where this evaluation process indicates impairment, the appropriate asset’s carrying values are written down to the recoverable amount and the amount of the write-down is charged against the profit or loss. The Group’s carrying value of property, plant and equipment as at 31 March 2008, 2009 and 2010 was HK$317,905,419, HK$338,423,031 and HK$343,884,984, respectively.
5. REVENUE

	2008	2009	2010
	HK$	HK$	HK$
Sales of remote control units	998,273,391	987,068,270	1,115,098,137
Tooling income and others	38,396,861	50,631,443	49,134,953

	1,036,670,252	1,037,699,713	1,164,233,090

ENSON ASSETS LIMITED
6. INVESTMENT INCOME

	2008	2009	2010
	HK$	HK$	HK$
Interest income on:
Short-term bank deposits and bank balances	1,750,673	1,424,227	542,472
Loan interest income from a related company	—	—	408,694

	1,750,673	1,424,227	951,166

7. OTHER INCOME

	2008	2009	2010
	HK$	HK$	HK$
An analysis of the Group’s other income is as follows:
Sales of other materials	3,211,302	9,803,346	4,879,859
Sample sales	1,849,505	4,168,420	5,722,358
Administration income from related companies (note a)	—	—	8,236,800
Service income from a related company (note b)	—	—	1,287,000
Sundry income	2,301,591	3,089,535	4,719,877

	7,362,398	17,061,301	24,845,894

Notes:

a.	Administration income of HK$8,236,800 represents income received from Gemstar Manufacturing Holdings Limited (“GMHL”) and its subsidiaries (collectively “GMHL Group”) for administrative services provided to GMHL Group from year 1999 to 2009 that are confirmed and settled by both parties in December 2009.

b.	Service income of HK$1,287,000 represents income received from Antares Holding Limited (“Antares”), a wholly owned subsidiary of GMHL, for services provided to Antares from year 2004 to 2007 that are confirmed and settled by both parties in December 2009.
These companies are related to the Group as certain directors of the Company are also directors of and have beneficial interests in these companies.
8. OTHER GAINS AND LOSSES

	2008	2009	2010
	HK$	HK$	HK$
Net exchange gain	15,609,208	5,502,178	1,085,209
Gain on disposal of property, plant and equipment	72,554	66,427	460,078
Net fair value change of derivative financial instruments - FVTPL	500,008	(45,602)	13,659

	16,181,770	5,523,003	1,558,946

ENSON ASSETS LIMITED
9. PROFIT BEFORE TAX

	2008	2009	2010
	HK$	HK$	HK$
Profit before tax has been arrived at after charging (crediting):
Allowance for inventories (included in cost of sales)	11,072,802	7,214,932	2,522,564
Allowance for bad and doubtful debts (included in other expenses)	10,704,550	1,635,410	—
Cost of inventories recognised as an expense	845,566,646	895,902,559	899,188,232
Minimum lease payments paid in respect of rented premises	1,075,459	909,435	820,992
Research and development costs recognised as an expense (note a)	14,480,741	15,249,844	16,363,469
Depreciation	33,809,283	46,902,341	50,385,472
Amortisation of prepaid lease payments	20,042	22,161	26,293

Total depreciation and amortisation	33,829,325	46,924,502	50,411,765
Directors’ remuneration:
Fees	—	—	—
Others	1,395,000	2,410,400	4,602,400
Retirement benefit scheme contributions	12,000	12,000	12,000

	1,407,000	2,422,400	4,614,400
Other staff costs	189,711,536	214,472,465	246,474,654
Retirement benefit scheme contributions (excluding directors)	17,700,102	14,900,740	16,460,746

Total staff costs	208,818,638	231,795,605	267,549,800

Note:

a.	Included in research and development costs for the three years ended 31 March 2008, 2009 and 2010 are other staff costs of approximately HK$13,020,513, HK$13,584,105 and HK$14,636,968, respectively. The Group did not capitalise any research and development expenditure during the years ended 31 March 2008, 2009 and 2010.

ENSON ASSETS LIMITED
10. TAXATION EXPENSE

	2008	2009	2010
	HK$	HK$	HK$
The charge comprises:
Current tax:
Hong Kong	11,798,000	4,875,000	21,439,672
Other jurisdictions	2,924,915	4,158,332	10,032,112

	14,722,915	9,033,332	31,471,784

Underprovision in prior years	5,259,120	2,003,933	33,297

Deferred taxation (note 15)
Current year	(3,026,812)	(3,717,104)	(3,122,969)
Attributable to a change in tax rate	1,068,329	(425,886)	8,612,336

	(1,958,483)	(4,142,990)	5,489,367

	18,023,552	6,894,275	36,994,448

Hong Kong Profits Tax was calculated at 17.5%, of the estimated assessable profit for the year ended 31 March 2008.
On 26 June 2008, the Hong Kong Legislative Council passed the Revenue Bill 2008 which reduced corporate profits tax rate from 17.5% to 16.5% effective from the year of assessment 2008/2009. Therefore, Hong Kong Profits Tax is calculated at 16.5% of the estimated assessable profit for the years ended 31 March 2009 and 2010. The deferred tax balance as at 1 April 2008 has been adjusted to reflect the tax rates that are expected to apply to the respective periods when the asset is realised or the liability is settled.
On 16 March 2007, the PRC promulgated the Law of the PRC on Enterprise Income Tax (the “New Law”) by Order No. 63 of the President of the PRC. On 6 December 2007, the State Council of the PRC issued Implementation Regulations of the New Law. The New Law and Implementation Regulations changed the tax rate from 33% to 25% for certain subsidiaries from 1 January 2008. The deferred tax balance as at 31 March 2008 has been adjusted to reflect the tax rates that are expected to apply to the respective periods when the asset is realised or the liability is settled.
Gemstar Technology (Yangzhou) Co. Ltd. (“GTY”) is a wholly foreign invested entity of manufacturing nature. In accordance with Foreign Enterprise Income Tax (“FEIT”) Laws in PRC, GTY was approved to be exempted from FEIT for two years starting from its first profit making year since its establishment and followed by a 50% tax relief for the next three years. GTY first profit making year was 2007. GTY is therefore exempted from FEIT for the year ended 31 March 2008 and from 1 April 2008 to 31 December 2008 and subject to a reduced tax rate of 12.5% from 1 January 2009 to 31 March 2010.

ENSON ASSETS LIMITED
10. TAXATION EXPENSE — continued
Gemstar Technology (China) Co. Ltd. (“GTC”) is a wholly foreign invested entity of manufacturing nature. GTC was qualified as export-oriented enterprise in year ended 31 December 2007 and is eligible for a tax concession at a reduced tax rate of 12% for that year. In November 2009, GTC was awarded the certificate of Hi-Technology Enterprise and is entitled to enjoy a reduced tax rate of 15% from 1 January 2009 to 31 December 2011. The applicable income tax rates of GTC are as follows:

For the year ended 31 March 2008:	12% from 1 April 2007 to 31 December 2007 25% from 1 January 2008 to 31 March 2008
For the year ended 31 March 2009:	25% from 1 April 2008 to 31 December 2008 15% from 1 January 2009 to 31 March 2009
For the years ended 31 March, 2010:	15%
Taxation arising in other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.
Taxation expense for the year can be reconciled to the profit before tax in the consolidated statement of comprehensive income as follows:

	2008	2009	2010
	HK$	HK$	HK$
Profit before tax	110,860,492	65,708,779	189,730,232

Tax at Hong Kong Profits Tax calculated at 17.5% for 2008 and 16.5% for 2009 and 2010	19,400,586	10,841,949	31,305,488
Tax effect of expenses not deductible for tax purposes	996,134	—	108,176
Tax effect of income not taxable for tax purposes	(545,804)	(563,807)	(439,940)
Underprovision in prior years	5,259,120	2,003,933	33,297
Tax effect of tax losses not recognised	228,903	319,101	357,111
Effect of change in future tax rate on deferred tax assets and liabilities recognised	1,068,329	(425,886)	8,612,336
Effect of different tax rates of subsidiaries operating in the PRC	1,179,179	4,597,167	8,122,236
Tax effect of tax exemption and tax concession granted to subsidiaries operating in the PRC	(8,779,285)	(8,967,528)	(12,079,784)
Increase in deferred tax liability resulting from PRC withholding tax	—	—	697,000
Others	(783,610)	(910,654)	278,528

Income tax expense for the year	18,023,552	6,894,275	36,994,448

Details of deferred taxation are set out in note 15.

ENSON ASSETS LIMITED
11. PROPERTY, PLANT AND EQUIPMENT

	Leasehold
	land and
	factory		Furniture			Machinery,
	premises in	Leasehold	and	Office	Motor	equipment
	the PRC	improvements	fixtures	equipment	vehicles	and moulds	Total
	HK$	HK$	HK$	HK$	HK$	HK$	HK$
COST
At 1 April 2007	112,415,810	37,382,048	1,538,459	11,044,146	1,407,220	131,649,549	295,437,232
Transfer from buildings under construction	51,076,504	11,432,467	—	—	—	—	62,508,971
Additions	—	9,817,473	916,224	4,012,608	458,774	65,843,956	81,049,035
Disposals	—	—	—	(784,843)	(144,140)	(6,879,563)	(7,808,546)
Eliminated on disposal of a subsidiary (note 29)	—	(35,978)	(51,739)	(114,176)	—	—	(201,893)
Currency realignment	10,968,614	3,568,914	22,090	631,817	135,450	9,515,270	24,842,155

At 31 March 2008 and 1 April 2008	174,460,928	62,164,924	2,425,034	14,789,552	1,857,304	200,129,212	455,826,954
Transfer from buildings under construction	—	2,183,492	—	—	—	1,469,226	3,652,718
Additions	1,969,726	13,290,174	175,635	4,508,284	766,243	37,304,914	58,014,976
Disposals	—	—	—	(1,705,467)	(19,000)	(4,818,034)	(6,542,501)
Currency realignment	3,936,248	1,384,545	24,655	204,343	41,477	2,810,758	8,402,026

At 31 March 2009 and 1 April 2009	180,366,902	79,023,135	2,625,324	17,796,712	2,646,024	236,896,076	519,354,173
Transfer from buildings under construction	18,246,116	2,134,317	—	—	—	—	20,380,433
Additions	—	1,880,710	400,933	2,188,052	1,294,913	28,992,415	34,757,023
Disposals	—	—	—	(1,184,525)	(742,560)	(5,226,473)	(7,153,558)
Currency realignment	574,417	249,120	4,118	39,124	8,427	458,227	1,333,433

At 31 March 2010	199,187,435	83,287,282	3,030,375	18,839,363	3,206,804	261,120,245	568,671,504

DEPRECIATION
At 1 April 2007	26,250,235	10,910,323	1,250,179	4,638,762	886,667	57,235,679	101,171,845
Provided for the year	5,281,001	5,728,091	147,714	2,306,832	230,872	20,114,773	33,809,283
Eliminated on disposals	—	—	—	(784,843)	(86,484)	(6,087,980)	(6,959,307)
Eliminated on disposal of a subsidiary (note 29)	—	(29,982)	(13,389)	(65,531)	—	—	(108,902)
Currency realignment	2,895,626	1,354,694	8,141	383,366	99,276	5,267,513	10,008,616

At 31 March 2008 and 1 April 2008	34,426,862	17,963,126	1,392,645	6,478,586	1,130,331	76,529,985	137,921,535
Provided for the year	7,165,709	8,721,211	152,969	3,084,674	378,823	27,398,955	46,902,341
Eliminated on disposals	—	—	—	(1,689,129)	(19,000)	(4,818,034)	(6,526,163)
Currency realignment	791,374	405,601	2,776	94,319	25,848	1,313,511	2,633,429

At 31 March 2009 and 1 April 2009	42,383,945	27,089,938	1,548,390	7,968,450	1,516,002	100,424,417	180,931,142
Provided for the year	7,406,635	9,876,427	185,951	3,379,703	441,250	29,095,506	50,385,472
Eliminated on disposals	—	—	—	(1,161,967)	(702,046)	(5,193,806)	(7,057,819)
Currency realignment	148,460	101,762	1,147	21,813	5,578	248,965	527,725

At 31 March 2010	49,939,040	37,068,127	1,735,488	10,207,999	1,260,784	124,575,082	224,786,520

CARRYING VALUES
At 31 March 2008	140,034,066	44,201,798	1,032,389	8,310,966	726,973	123,599,227	317,905,419

At 31 March 2009	137,982,957	51,933,197	1,076,934	9,828,262	1,130,022	136,471,659	338,423,031

At 31 March 2010	149,248,395	46,219,155	1,294,887	8,631,364	1,946,020	136,545,163	343,884,984

ENSON ASSETS LIMITED
11. PROPERTY, PLANT AND EQUIPMENT — continued
The above items of property, plant and equipment are depreciated on a straight-line basis at the following rates per annum, after taking into account of their estimate residual value.

Leasehold land and factory premises in the PRC	Over the shorter of the term of lease or 25 years
Leasehold improvements	Over the shorter of the term of lease or 25 years
Furniture and fixtures	12 1/2%
Office equipment	20%
Motor vehicles	20%
Machinery, equipment and moulds	12 1/2% to 33 1/3%
At 31 March 2008, 2009 and 2010, the Group did not obtain relevant building ownership certificates for its leasehold land and factory premises in the PRC with carrying amount of approximately HK$644,215, HK$1,965,257 and HK$1,689,334, respectively. In addition, as at 31 March 2008, 2009 and 2010, certain of the Group’s leasehold land and factory premises in the PRC with carrying amount of approximately HK$88,814,371, HK$8,316,598 and HK$18,421,487, respectively are located on area without obtaining relevant land use right certificate.
12. BUILDINGS UNDER CONSTRUCTION

HK$
COST
At 1 April 2007	23,547,411
Additions	38,959,978
Transfer to property, plant and equipment	(62,508,971)
Currency realignment	2,297,563

At 31 March 2008 and 1 April 2008	2,295,981
Additions	10,346,884
Transfer to property, plant and equipment	(3,652,718)
Currency realignment	51,804

At 31 March 2009 and 1 April 2009	9,041,951
Additions	11,309,687
Transfer to property, plant and equipment	(20,380,433)
Currency realignment	28,795

At 31 March 2010	—

ENSON ASSETS LIMITED

13.	PREPAID LEASE PAYMENTS
The Group’s prepaid lease payments are located in the PRC.
At 31 March 2008, 2009 and 2010, the Group did not obtain relevant land use right certificates for its leasehold land in the PRC with carrying amount of approximately HK$1,017,999, HK$292,809 and HK$2,846,620, respectively.

	2008	2009	2010
	HK$	HK$	HK$
Analysed for reporting purposes as:
Current asset	19,416	26,780	81,460
Non-current asset	998,583	1,241,414	3,894,186

	1,017,999	1,268,194	3,975,646

14. CLUB DEBENTURE

2008, 2009 & 2010
HK$
At cost	885,000

Club debenture is tested for impairment annually and whenever there is an indication that it may be impaired. The directors of the Company are of the opinion that no impairment loss was identified for years ended 31 March 2008, 2009 and 2010 by reference to the market value.
15. DEFERRED TAXATION
The following is the analysis of the deferred tax balances for financial reporting purposes:

	2008	2009	2010
	HK$	HK$	HK$
Deferred tax assets	22,991,974	27,947,036	22,034,495
Deferred tax liabilities	(7,453,000)	(7,923,000)	(7,442,000)

	15,538,974	20,024,036	14,592,495

ENSON ASSETS LIMITED
15. DEFERRED TAXATION — continued
The following are the major deferred tax assets (liabilities) recognised and movements thereon during the years ended 31 March 2008, 2009 and 2010:

			Accrual on
			social security
	Accelerated		contribution	Undistributed
	tax		and long	profits of
	depreciation	Tax losses	service payment	subsidiaries	Others	Total
	HK$	HK$	HK$	HK$	HK$	HK$
At 1 April 2007	(2,382,000)	1,116,000	10,340,648	—	3,379,352	12,454,000
Effect of change in tax rate	21,322	—	(889,000)	—	(200,651)	(1,068,329)
(Charge) credit to profit or loss	(4,002,322)	(1,116,000)	7,333,862	—	811,272	3,026,812
Currency realignment	—	—	1,126,491	—	—	1,126,491

At 31 March 2008 and 1 April 2008	(6,363,000)	—	17,912,001	—	3,989,973	15,538,974
Effect of change in tax rate	425,886	—	—	—	—	425,886
(Charge) credit to profit or loss	(846,591)	—	4,897,611	—	(333,916)	3,717,104
Currency realignment	(724)	—	308,388	—	34,408	342,072

At 31 March 2009 and 1 April 2009	(6,784,429)	—	23,118,000	—	3,690,465	20,024,036
Effect of change in tax rate	(356,000)	—	(6,986,800)	—	(1,269,536)	(8,612,336)
Credit (charge) to profit or loss	1,490,473	—	3,020,305	(697,000)	(690,809)	3,122,969
Currency realignment	1,477	—	51,046	—	5,303	57,826

At 31 March 2010	(5,648,479)	—	19,202,551	(697,000)	1,735,423	14,592,495

At 31 March 2008, 2009 and 2010, the Group had unused tax losses of approximately HK$1,785,000, HK$3,684,000 and HK$5,864,000, respectively available for offset against future taxable profits. No deferred tax asset has been recognised due to the unpredictability of future profit streams. All tax losses may be carried forward indefinitely.
16. INVENTORIES

	2008	2009	2010
	HK$	HK$	HK$
Raw materials	69,953,985	39,559,508	85,018,910
Work in progress	34,468,085	23,864,020	34,041,901
Finished goods	23,458,815	22,275,119	30,934,255

	127,880,885	85,698,647	149,995,066

ENSON ASSETS LIMITED
17. TRADE RECEIVABLES, DEPOSITS AND PREPAYMENTS

	2008	2009	2010
	HK$	HK$	HK$
Trade receivables	172,884,155	155,018,200	197,025,476
Less: allowance for bad and doubtful debts	(10,704,550)	(2,527,542)	(1,495,623)

Total trade receivables	162,179,605	152,490,658	195,529,853
Other receivables, deposits and prepayments	9,649,193	9,634,718	10,267,556

	171,828,798	162,125,376	205,797,409

The Group allows an average credit period of 38 days, 40 days and 40 days to customers during the three years ended 31 March 2008, 2009 and 2010, respectively.
Before accepting any new customer, the Group has assessed the potential customer’s credit quality and defined credit limits by customer. Limits attributed to customers are reviewed once a year, and the Group reviews the repayment history of receivables by each customer with reference to the payment terms stated in contracts to determine the recoverability of a trade receivable. In the opinion of the directors of the Company, 60%, 84% and 77% of the trade receivables as at 31 March 2008, 2009 and 2010 that are neither past due nor impaired have good credit quality at the end of the reporting period with reference to past settlement history.
Included in the Group’s trade receivables balance as at 31 March 2008, 2009 and 2010 are debtors with an aggregate carrying amount of approximately HK$65,347,426, HK$23,852,017 and HK$44,849,996, respectively which are past due at the end of the reporting period for which the Group has no impairment loss, because historical experience is that the receivables are generally recoverable as supported by on-going settlements by customers. The Group does not hold any collateral over these balances.
Aging of trade receivables presented based on invoiced date which are past due but not impaired

	2008	2009	2010
	HK$	HK$	HK$
0 - 30 days	—	—	76,575
31 - 60 days	26,586,432	1,953,570	22,426,182
61 - 90 days	18,888,083	17,406,525	17,727,819
Over 90 days	19,872,911	4,491,922	4,609,420

Total	65,347,426	23,852,017	44,839,996

The Group performed assessment on individual trade receivables and recognised an allowance on specific balances.

ENSON ASSETS LIMITED
17. TRADE RECEIVABLES, DEPOSITS AND PREPAYMENTS — continued
Movement in the allowance for bad and doubtful debts

	2008	2009	2010
	HK$	HK$	HK$
Balance at beginning of the year	17,389	10,704,550	2,527,542
Impairment losses recognised	10,704,550	1,635,410	—
Written off during the year	(17,389)	(9,812,418)	(1,031,919)

Balance at end of the year	10,704,550	2,527,542	1,495,623

Included in the allowance for doubtful debts as at 31 March 2008, 2009 and 2010 are individually impaired trade receivables with an aggregate balance of approximately HK$10,704,550, HK$2,527,542 and HK$1,495,623, respectively, of which the Group has chased for settlements from customers but the amounts remained unsettled. The Group does not hold any collateral over these balances.
18. LOAN TO A RELATED COMPANY
The amount as at 31 March 2010 represents the loan to New Reward Limited denominated in United States dollars (“USD”). The Group has assessed the credit quality of the related company before providing the loan to a related company. The loan to a related company was neither past due nor impaired and no history of default was noted. The loan is unsecured, bearing interest at Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.75% per annum and fully payable by 6 January 2011. This company is related to the Group as a director of the Company is also a director of and has beneficial interest in this company. Effective interest rate per annum at 31 March 2010 is 1.88%. The amount has been fully repaid in June 2010.
19. AMOUNTS DUE FROM RELATED COMPANIES

	2008	2009	2010
	HK$	HK$	HK$
Name of company
Gemstar Manufacturing Holdings Limited	1,529,857	1,532,105	—
Gemstar Asia Limited	17,525	18,526	24,621
New Reward Limited	—	—	408,694

	1,547,382	1,550,631	433,315

The Group has assessed the credit quality of the amounts due from related companies before providing the advances to the related companies. The amounts were neither past due nor impaired and no history of default were noted. The amounts are unsecured, interest free and repayable on demand. These companies are related to the Group as certain directors of the Company are also directors of and have beneficial interests in these companies.

ENSON ASSETS LIMITED
20. DERIVATIVE FINANCIAL INSTRUMENTS

	2008	2009	2010
	HK$	HK$	HK$
Other financial assets
Foreign currency forward contracts at net settlement (not under hedge accounting)	3,667,863	1,529,352	1,101,342

Other financial liabilities
Foreign currency forward contracts at net settlement (not under hedge accounting)	3,167,855	1,074,946	633,277

At 31 March 2008, 2009 and 2010, the Group has outstanding forward foreign exchange contracts entered into to buy/sell a specified notional amount of USD at a specified exchange rate.
31 March 2008
Financial assets

Notional amount	Maturity date	Exchange rate
Eight contracts with total purchase of approximately RMB55,809,000 and sell USD7,600,000 at the date of settlement	From 18 April 2008 to 18 July 2008	Range from USD1 to RMB7.2682 and USD1 to RMB7.4847
Financial liabilities

Notional amount	Maturity date	Exchange rate
Six contracts with total purchase of USD7,600,000 and sell approximately RMB55,118,000 at the date of settlement	From 18 April 2008 to 18 July 2008	Range from USD1 to RMB7.2002 and USD1 to RMB7.3247
31 March 2009
Financial assets

Notional amount	Maturity date	Exchange rate
Four contracts with total purchase of USD10,000,000 and sell approximately RMB65,565,000 at the date of settlement	From 3 April 2009 to 9 July 2009	Range from USD1 to RMB6.5240 and USD1 to RMB6.6212

ENSON ASSETS LIMITED
20. DERIVATIVE FINANCIAL INSTRUMENTS — continued
31 March 2009 - continued
Financial liabilities

Notional amount	Maturity date	Exchange rate
Four contracts with total purchase of approximately RMB33,253,000 and sell USD5,000,000 at the date of settlement	From 1 April 2009 to 7 July 2009	Range from USD1 to RMB6.6307 and USD1 to RMB6.6935
31 March 2010
Financial assets

Notional amount	Maturity date	Exchange rate
Twenty-six contracts with total purchase of USD26,000,000 and sell approximately RMB175,155,000 at the date of settlement	From 1 April 2010 to 24 February 2011	Range from USD1 to RMB6.6224 to USD1 to RMB6.8140
Financial liabilities

Notional amount	Maturity date	Exchange rate
Twenty-six contracts with total purchase of approximately RMB176,559,000 and sell USD26,000,000 at the date of settlement	From 1 April 2010 to 22 February 2011	Range from USD1 to RMB6.7233 to USD1 to RMB6.8490
At 31 March 2008, 2009 and 2010, the fair value of the Group’s foreign currency derivative financial instruments are measured using quoted forward exchange rates and yield curves derived from quoted interest rates matching maturities of the contracts.
21. SHORT-TERM BANK DEPOSITS AND BANK BALANCES AND CASH
Short-term bank deposits represented time deposits made by the Group which are between seven days to three months depending on the immediate cash requirement of the Group, and such deposit carry interest at market rates. Bank balances of the Group earn interest at floating rates based on the daily bank deposit market rate.

ENSON ASSETS LIMITED
22. TRADE PAYABLES AND ACCRUED CHARGES/BILLS PAYABLE

	2008	2009	2010
	HK$	HK$	HK$
Trade payables	111,364,231	93,714,820	132,605,902
Accrual for social security contribution	72,290,000	93,724,000	116,458,000
Accrual for long service payment	11,758,949	19,029,965	23,295,171
Accrual charges	50,051,111	43,574,895	55,560,130
Receipt in advance	13,911,198	10,061,081	16,051,492

	259,375,489	260,104,761	343,970,695

The average credit period on purchases of goods is 60 days. The Group has financial risk management policies in place to ensure that all payables are within the credit time frame.
Bills payable as at 31 March 2008, 2009 and 2010 are aged within 90 days.
23.	AMOUNT DUE TO A DIRECTOR
The amount due to a director is unsecured, interest free and repayable on demand.
24.	AMOUNT DUE TO A RELATED COMPANY

	2008	2009	2010
	HK$	HK$	HK$
Name of the company
Hangzhou Youcheng Electron Co., Ltd.	—	3,991,423	6,119,448

The amount represents purchases made from the above related party and is unsecured and interest free. A director of GTC and GTY is also director of and has beneficial interests in this company.
The credit period is 30 days.
25. BANK BORROWINGS
Borrowings comprises:

	Effective interest rate			Carrying amount
	2008	2009	2010	2008	2009	2010
				HK$	HK$	HK$
Floating rate borrowings	5.06%	2.89%	2.03%	92,042,105	24,631,579	16,421,053

Repayable on demand				92,042,105	24,631,579	16,421,053

ENSON ASSETS LIMITED
25. BANK BORROWINGS — continued
The bank borrowings are variable-rate borrowings denominated in Hong Kong dollars which carry interest at a premium plus Hong Kong Interbank Offered Rate per annum for the years ended 31 March 2008, 2009 and 2010.
At the end of the reporting period, the Group has the following undrawn borrowing facilities:

	2008	2009	2010
	HK$	HK$	HK$
Floating rate — expiring beyond one year	63,940,721	121,226,438	98,659,661

26. SHARE CAPITAL

	Number
	of shares	Share capital
	2008, 2009	2008, 2009
	& 2010	& 2010
	US$	US$
Ordinary shares of USD1 each
Authorised	80,000		80,000

Issued and fully paid	60,225		60,225

Shown in the financial statements as		HK$	469,755

27. CAPITAL RISK MANAGEMENT
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to shareholders through the optimisation of the debt and equity balance. The Group’s overall strategy remains unchanged throughout the reported years. The capital structure of the Group consists of cash and cash equivalents and equity attributable to equity holders of the Company, comprising issued share capital, reserves and accumulated profits.
The directors of the Company review the capital structure on an annual basis. As part of this review, the directors consider the cost of capital and the risks associated with each class of capital. Based on recommendations of the directors, the Group will balance its overall capital structure through the payment of dividends, new share issues as well as the issue of new debt.

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS
28a. Categories of financial instruments

	2008	2009	2010
	HK$	HK$	HK$
Financial assets
FVTPL — derivative financial instruments	3,667,863	1,529,352	1,101,342
Loans and receivables (including cash and cash equivalents)	267,130,743	264,576,842	481,720,186

Financial liabilities
FVTPL — derivative financial instruments	3,167,855	1,074,946	633,277
Amortised cost	213,465,615	127,911,384	174,291,142

28b. Financial risk management objectives and policies
The Group’s major financial instruments include trade receivables, other receivables, loan to a related company, amounts due from related companies, amount due from holding company, derivative financial instruments, short-term bank deposits, bank balances and cash, trade payables, bills payable, amount due to a director, amount due to a related company, and bank borrowings. Details of these financial instruments are disclosed in respective notes. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. The management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.
There has been no significant change to the Group’s exposure to market risks and manner in which it mange and measure the risks.
Market risk
Currency risk
The Group has foreign currency sales and purchases and certain bank balances, trade receivables and trade payables that are denominated in foreign currencies, which expose the Group to foreign currency risk. During the year 2008, 2009 and 2010, approximately 2.5%, 2.1% and 0.2% of the Group’s sales are denominated in currencies other than the functional currency of the relevant group entity making the sale, whilst approximately 78.3%, 86.3% and 81.2% of costs are denominated in currencies other than the functional currency of the relevant group entity.

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28b. Financial risk management objectives and policies — continued
Market risk - continued
Currency risk — continued
The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the reporting date are as follows:

	2008	2009	2010
	HK$	HK$	HK$
Assets
HK	$5,157,526	4,675,311	3,167,338
Japanese Yen (“JPY”)	638,079	644,046	738,975
European dollar (“EURO”)	5,832,583	4,894,818	5,010,224
RMB	—	16,417	5,682

Liabilities
HK$	(163,105,427)	(61,455,747)	(69,247,432)
JPY	(40,820)	(3,467,870)	(6,240,461)
Euro	—	—	(31,449)

HK$ monetary assets and liabilities

	2008	2009	2010
	HK$	HK$	HK$
Trade and other receivables	1,658,880	587,520	893,963
Amounts due from related companies	1,547,382	1,550,631	433,315
Bank balances and cash	1,951,264	2,537,160	1,840,060
Trade and other payables	(61,004,043)	(35,862,969)	(43,090,104)
Bills payable	(10,059,279)	(961,199)	(7,931,875)
Amount due to a director	—	—	(1,804,400)
Bank borrowings	(92,042,105)	(24,631,579)	(16,421,053)

	(157,947,901)	(56,780,436)	(66,080,094)

JPY monetary assets and liabilities

	2008	2009	2010
	HK$	HK$	HK$
Bank balances and cash	638,079	644,046	737,799
Trade and other receivables	—	—	1,176
Trade and other payables	(40,820)	(42,930)	—
Bills payable	—	(3,424,940)	(6,240,461)

	597,259	(2,823,824)	(5,501,486)

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28b. Financial risk management objectives and policies — continued
Market risk - continued
Currency risk — continued
Euro monetary assets and liabilities

	2008	2009	2010
	HK$	HK$	HK$
Short-term bank deposits	5,224,047	—	—
Bank balances and cash	608,536	4,894,818	5,010,224
Trade and other payables	—	—	(31,449)

	5,832,583	4,894,818	4,978,775

RMB monetary assets

	2008	2009	2010
	HK$	HK$	HK$
Bank balances and cash	—	16,417	5,682

The Group currently does not have a foreign currency hedging policy. However, the management monitors foreign exchange exposure by closely monitoring the movement of the relevant foreign currency rates and will enter into foreign currency options or forward contracts, when and where appropriate.
Sensitivity analysis
As HK$ is pegged against the USD under the linked exchange rate system, the Group’s exposure to HK$ exchange rate risk is minimal. The Group is mainly exposed to the fluctuations in JPY, Euro and RMB against USD.
The following table details the Group’s sensitivity to a 5% increase and decrease in functional currency of the respective group entity against the relevant foreign currencies. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes outstanding foreign currency denominated monetary items and adjusts their translation at the end of the reporting period for a 5% change in foreign currency rates at the end of each reporting period. A positive number below indicates an increase in profit when the USD strengthen 5% against the relevant currencies. For a 5% weakening of the USD against the relevant currencies, there would be an equal and opposite impact on the post-tax profit.

	JPY			Euro			RMB
	2008	2009	2010	2008	2009	2010	2008	2009	2010
	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$
Profit or loss	(24,995)	126,369	221,984	(244,094)	(219,043)	(200,894)	—	(735)	(229)

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28b. Financial risk management objectives and policies — continued
Market risk - continued
Currency risk — continued
The Group has outstanding forward foreign exchange contracts entered into to buy/sell a specified notional amount of USD/RMB at a specified exchange rate. If the foreign exchange rate of the respective forward foreign exchange contracts had been higher/lower by 2% at the end of each reporting period and all other variables were held constant, the Group’s post-tax profit for the three years ended 31 March 2008, 2009 and 2010 would increase/decrease by approximately HK$15,310, HK$732,693 and HK$34,211, respectively.
Cash flow interest rate risk
The Group is exposed to cash flow interest rate risk in relation to the variable-rate loan to a related company, variable-rate bank deposits and bank borrowings (see note 18, 21 and 25 for details).
The Group’s exposure to interest rates on financial liabilities are detailed in the liquidity risk management section of this note. The Group’s cash flow interest rate risk is mainly concentrated on the fluctuation of HIBOR arising from the bank borrowings.
Sensitivity analysis
The sensitivity analysis below have been determined based on the exposure to interest rates for loan to a related company and variable-rate bank borrowings at the end of the reporting period. No sensitivity is presented for variable-rate bank deposits and bank balances as the impact are insignificant. For variable-rate loan to a related company and bank borrowings, the analysis is prepared assuming the relevant amount outstanding at the end of reporting period was outstanding for the whole year. A 50 basis point increase or decrease is used when reporting interest rate risk to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.
If interest rates had been 50 basis points higher/lower and all other variables were held constant, the Group’s post-tax profit for the three years ended 31 March 2008, 2009 and 2010 would decrease/increase by approximately HK$385,196, HK$110,226 and HK$309,664, respectively.

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28b. Financial risk management objectives and policies — continued
Credit risk
The Group’s maximum exposure to credit risk in the event of the counterparties failure to perform their obligations as at 31 March 2008, 2009 and 2010 in relation to each class of recognised financial assets is the carrying amount of those assets as stated in the consolidated statement of financial position. In order to minimise the credit risk, the management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the recoverable amount of each individual debt at each of the reporting period to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the directors of the Company consider that the Group’s credit risk is significantly reduced.
The credit risk for bank deposits and bank balances exposed is considered minimal as such amounts are placed with banks with good credit ratings.
The Group has concentration of credit risk on the Group’s trade receivables as the Group does not have large numbers of customers. The Group are concentrated in one industry sectors, namely the sales of remote control units. The outstanding balance of the five largest customers which are international well known companies and also engaged in the business of sales of electronic products, represented approximately 61.2%, 88.9% and 83.7% of the trade receivables of the Group as at 31 March 2008, 2009 and 2010, respectively.
In order to minimise the credit risk, management continuously monitors the level of exposure to ensure that follow-up actions and/or corrective actions are taken promptly to lower the risk exposure or to recover overdue balances.
Other than concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings, amounts due from related companies which are with several of the Group’s related companies, and loan to a related company, and save as disclosed elsewhere in the consolidated financial statements, the Group does not have any other significant concentration of credit risk.

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28b. Financial risk management objectives and policies — continued
Liquidity risk
In the management of the liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuation in cash flows.
The following table details the Group’s remaining contractual maturity for its financial liabilities based on the agreed repayment terms. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amount is derived from interest rate curve at the end of the reporting periods.
Liquidity and interest risk tables

	Weighted
	average		3 months	Total
	effective	Less than	to	undiscounted	Carrying
	interest rate	3 months	1 year	cash flows	amount
	%	HK$	HK$	HK$	HK$
2008
Non-derivative financial liabilities
Trade payables	—	111,364,231	—	111,364,231	111,364,231
Bills payable	—	10,059,279	—	10,059,279	10,059,279
Bank borrowings	5.06	92,042,105	—	92,042,105	92,042,105

		213,465,615	—	213,465,615	213,465,615

Derivatives — net settlement
Foreign exchange forward contracts		2,231,387	936,468	3,167,855	3,167,855

	Weighted
	average		3 months	Total
	effective	Less than	to	undiscounted	Carrying
	interest rate	3 months	1 year	cash flows	amount
	%	HK$	HK$	HK$	HK$
2009
Non-derivative financial liabilities
Trade creditors	—	89,169,093	4,545,727	93,714,820	93,714,820
Bills payable	—	5,573,562	—	5,573,562	5,573,562
Amount due to a related company	—	3,991,423	—	3,991,423	3,991,423
Bank borrowings	2.89	24,631,579	—	24,631,579	24,631,579

		123,365,657	4,545,727	127,911,384	127,911,384

Derivatives — net settlement
Foreign exchange forward contracts		715,766	359,180	1,074,946	1,074,946

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28b. Financial risk management objectives and policies — continued
Liquidity risk — continued
Liquidity and interest risk tables — continued

	Weighted
	average		3 months	Total
	effective	Less than	to	undiscounted	Carrying
	interest rate	3 months	1 year	cash flows	amount
	%	HK$	HK$	HK$	HK$
2010
Non-derivative financial liabilities
Trade payables	—	126,964,893	5,641,009	132,605,902	132,605,902
Bills payable	—	17,340,339	—	17,340,339	17,340,339
Amount due to a director	—	1,804,400	—	1,804,400	1,804,400
Amount due to a related company	—	6,119,448	—	6,119,448	6,119,448
Bank borrowings	2.03	16,421,053	—	16,421,053	16,421,053

		168,650,133	5,641,009	174,291,142	174,291,142

Derivatives — net settlement
Foreign exchange forward contracts		126,045	507,232	633,277	633,277

28c. Fair value
The fair value of financial assets and financial liabilities are determined as follows:
•	the fair value of financial assets and financial liabilities (excluding derivative instruments) are determined in accordance with generally accepted pricing models based on discounted cash flow analysis.
•	The fair value of foreign currency forward contracts is estimated using quoted forward exchange rates and yield curves derived from quoted interest rates matching maturities of the contracts.
The directors consider that the carrying amounts of financial assets and financial liabilities recorded at amortised cost in the consolidated financial statements approximate to their fair values.

ENSON ASSETS LIMITED
28. FINANCIAL INSTRUMENTS — continued
28c. Fair value — continued
Fair value measurements recognised in the consolidated statement of financial position
The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.
•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active market for identical assets or liabilities.
•	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).
•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).
The Group’s financial assets at FVTPL and financial liabilities at FVTPL consist of foreign currency forward contracts and are categorized into Level 2. There has been no transfer between Level 1 and Level 2 of the financial instruments at FVTPL throughout the years ended 31 March 2008, 2009 and 2010 and the details are as follows:

		2008	2009	2010
		HK$	HK$	HK$
Financial assets at FVTPL
Foreign currency forward contracts	Level 2	3,667,863	1,529,352	1,101,342

Financial liabilities at FVTPL
Foreign currency forward contracts	Level 2	3,167,855	1,074,946	633,277

ENSON ASSETS LIMITED
29. DISPOSAL OF A SUBSIDIARY
In January 2008, the Group disposed of its 100% equity interest in CG Japan Limited to an independent third party for a consideration of HK$734,000 (equivalent to JPY10,000,000).

2008
HK$
NET ASSETS DISPOSED OF
Property, plant and equipment	92,991
Other receivables and prepayments	768,317
Bank balances and cash	2,130,864
Other payables and accruals	(1,565,047)

1,427,125
Release on exchange reserve	(247,473)
Loss on disposal	(445,652)

Total consideration	734,000

Satisfied by:
Receivables from disposal of a subsidiary	734,000

Net cash outflow arising on disposal
Cash consideration	—
Bank balances and cash disposed of	(2,130,864)

(2,130,864)

The subsidiary disposed of during the year ended 31 March 2008 has had no significant impact to the Group’s results and cash flows during that year.
30. CAPITAL COMMITMENTS

	2008	2009	2010
	HK$	HK$	HK$
Contracted for but not provided in the consolidated financial statements in respect of acquisition of property, plant and equipment	10,449,000	11,089,491	8,172,928
Authorised but not contracted for in the consolidated financial statements in respect of acquisition of property, plant and equipment	11,852,129	8,901,814	19,926,771

	22,301,129	19,991,305	28,099,699

ENSON ASSETS LIMITED
31. OPERATING LEASE COMMITMENTS
At the end of the reporting period, the Group had commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

	2008	2009	2010
	HK$	HK$	HK$
Within one year	710,543	621,642	621,642

Operating lease payments represented rentals payable by the Group for certain of its office properties. Leases negotiated for one to two years and rental was fixed during the lease term.
32. PROVIDENT FUND SCHEMES
The Group has retirement schemes covering a substantial portion of its employees in Hong Kong. The principal schemes are defined contribution schemes. The assets of these schemes are held separately from those of the Group in funds under the control of independent trustees.
With effect from 1 December 2000, the Group joined a Mandatory Provident Fund Scheme (“MPF Scheme”) for all its new employees in Hong Kong employed therefrom or existing employees wishing to join the MPF Scheme. The MPF Scheme is registered with the Mandatory Provident Fund Scheme Authority under the Mandatory Provident Fund Schemes Ordinance. The assets of the MPF Scheme are held separately from those of the Group in funds under the control of an independent trustee. Under the rules of the MPF Scheme, the employer and its employees are required to make contributions to the MPF Scheme at 5% of relevant payroll cost or at maximum HK$1,000. The only obligation of the Group in respect of MPF Scheme is to make the required contributions under the MPF Scheme.
The employees of the Group’s subsidiaries in the PRC participated in the state-managed retirement benefit scheme operated by the government of the PRC. The subsidiaries are required to contribute certain percentage of their payroll costs to the retirement benefit scheme to fund the benefits. The obligation of the Group with respect to the retirement benefit scheme is to make the specified contributions.
For the year ended 31 March 2008, 2009 and 2010, the amounts charged to profit or loss represent contributions paid or payable to schemes by the Group of approximately HK$17,712,000, HK$14,913,000 and HK$16,473,000, respectively.
At 31 March 2008, 2009 and 2010, the Group does not have any forfeited contributions, which arose upon employees leaving the retirement benefit schemes and which are available to reduce the contributions payable in future years.

ENSON ASSETS LIMITED
33. RELATED PARTY TRANSACTIONS
Same as disclosed elsewhere and apart from details of the balances with related parties disclosed in the consolidated statement of financial position on page 3 and in notes 18, 19, 23 and 24, the Group also entered into the following significant transactions with related companies during the years ended 31 March 2008, 2009 and 2010:

Name of related company	Note	Nature of transactions	2008	2009	2010
			HK$	HK$	HK$
Hangzhou Youcheng Electron Co. Ltd.	(i)	Purchases	—	12,659,389	41,057,679
Gemstar Manufacture Holding	(i)	Administration income	—	—	8,236,800
Limited and its subsidiaries		Service income	—	—	1,287,000
New Reward Limited	(i)	Interest income	—	—	408,694
Guangzhou Newshengtong Technology Co., Ltd.	(i)	Software maintenance expenses	6,256	6,789	6,812
	(i)	Purchase of software	46,924	—	—

Note:

(i)	Certain directors of the Company are also directors of and have beneficial interests in these companies.
At 31 March 2008, 2009 and 2010, a director of the Company has provided personal guarantee of HK$109,500,000 to banks in respect of general facilities granted to a subsidiary. Such personal guarantee has been reduced to approximately HK$107,000,000 subsequent to 31 March 2010.
Amount due from holding company is unsecured, interest free and repayable on demand.
Compensation of key management personnel
The remuneration of key management members of the Group during the year was as follows:

	2008	2009	2010
	HK$	HK$	HK$
Short-term benefits	3,509,000	4,197,000	7,296,000

The remuneration of executives is determined by the directors of the Company having regard to the performance of individuals and market trends.

ENSON ASSETS LIMITED
34. PARTICULARS OF PRINCIPAL SUBSIDIARIES OF THE COMPANY
Particulars of the Company’s subsidiaries as at 31 March 2008, 2009 and 2010 are as follows:

	Place	Proportion of nominal
	and date of	value of issued capital/
	incorporation/	registered capital held		Principal
Name of subsidiary	establishment	by the Company		registration activities
		Directly	Indirectly
CG Asia Limited	British Virgin Islands (“BVI”) 25 June 2004	—	100%	Holding of patent
CG Group Limited	BVI 25 June 2004	100%	—	Investment holding
C.G. Development Limited	Hong Kong 7 April 1989	100%	—	Investment holding and trading of electronic products
C.G. Technology Limited	Hong Kong 28 April 1989	100%	—	Provision of engineering consultancy service
C. G. Timepiece Limited	Hong Kong 2 June 2004	—	100%	Trading of electronic products
Gemstar Polyfirst Limited	Hong Kong 3 November 1989	100%	—	Holding of club debenture
GTC	PRC 15 August 1992	—	100%	Manufacturing and trading of electronic products
GTY	PRC 16 December 2004	—	100%	Manufacturing and trading of electronic products
35. EVENTS AFTER THE REPORTING PERIOD
The consolidated financial statements were approved and authorised for issued by the Board of Directors on 18 January 2011. The following events occurred subsequent to 31 March 2010:
On 3 November 2010, CG International entered into an agreement with UEI Hong Kong Private Limited, a wholly owned subsidiary of UEI, to dispose of its entire 100% interest in the Company to UEI Hong Kong Private Limited, for a total consideration of approximately US$125.8 million, to be satisfied in cash and UEI’s common stock. The transaction was consummated as of 3 November 2010.